UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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☐	Definitive Proxy Statement

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☐	Soliciting Material under Rule 14a-12
HERITAGE FINANCIAL CORPORATION
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)
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NOTICE OF CHANGE OF LOCATION OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 4, 2020

To the Shareholders of Heritage Financial Corporation:

Due to the continuing public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our shareholders, associates, vendors and employees NOTICE IS HEREBY GIVEN that the location of the annual meeting of shareholders of Heritage Financial Corporation (the “Company”) has been changed. As previously announced, the annual meeting will be held on Monday, May 4, 2020 at 10:00 a.m., Pacific Time. In light of public health concerns regarding COVID-19 and restrictions on public gatherings, the Company’s Board of Directors has authorized participation in the annual meeting by remote communication. You will not be able to physically attend the annual meeting.

You are entitled to participate in the annual meeting if you were a shareholder as of the close of business on March 5, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. To be admitted to and participate in the virtual annual meeting, please visit www.meetingcenter.io/202687503, password: HFWA2020.

Registered Shareholders: If your shares are registered directly in your name with Computershare Inc., our stock transfer agent, you are considered the shareholder of record with respect to those shares. Shareholders of record may participate in the annual meeting as a shareholder or as a guest. If you participate as a shareholder, you will be able to participate in the meeting as if attending in person, including the ability to vote your shares and ask questions of management during the meeting. Voting instructions will be provided on the meeting website during the meeting. To join as a shareholder you will need the control number provided on your proxy card you previously received.

Beneficial Owners of Shares Held in Street Name: If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to fully participate in the annual meeting. You may participate as a guest without having a unique control number, but you will not have the option to vote your shares or ask questions at the virtual meeting. To fully participate in the meeting as a shareholder, you must obtain a unique control number by registering in advance with Computershare and submitting proof of your proxy power (legal proxy) reflecting your Heritage Financial Corporation holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 29, 2020. Late submissions will be processed to the extent feasible, but registration cannot be guaranteed in time for your participation in the annual meeting. Requests for registration should be submitted as follows:

By email: Forward the proxy-granting email from your broker, or email an image of your legal proxy, to legalproxy@computershare.com. The subject line of your email should include “Legal Proxy.”

By mail:
Computershare
Heritage Financial Corporation Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

You will receive an email from Computershare confirming your registration and providing you with your unique control number needed to participate in the virtual annual meeting as a shareholder.

Whether or not you plan to participate in the virtual annual meeting, we urge you to vote and submit your proxy before the meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and should continue to be used to vote your shares in connection with the annual meeting.

By Order of the Board of Directors,
Kaylene M. Lahn
Senior Vice President and Corporate Secretary
April 8, 2020

The annual meeting on May 4, 2020 at 10:00 a.m. Pacific Time is available at www.meetingcenter.io/202687503, password: HFWA2020. The proxy statement and annual report are available on our investor relations site at www.hf-wa.com. You may also access our proxy materials at www.envisionreports.com/HFWA.